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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                CONTACT:  XCare.net
                                                               NicoleLaRock
                                                               720-554-1276
                                                               nlarock@xcare.net

             XCare.net Announces the Introduction of eAdjudicator(TM)
              and the Acquisition of Advica Health Resources, Inc.


ENGLEWOOD, CO, November 10, 2000 - XCare.net, Inc. (Nasdaq: XCAR) today announced the launch of eAdjudicator(TM), an integrated, Web-based claims adjudication and payment service. This new application and service suite has been designed to streamline the claims payment process and alleviate the highest cost components of back-office claims operations associated with legacy manual processes, non-integrated systems and human errors. A key component of eAdjudicator(TM) leverages XCare.net's advanced auto-adjudication rules engine to configure customer-specific benefit sets, automate manual processes and enable payers to speed up the reimbursement process to submitting providers.

The XCare.net eAdjudicator application suite utilizes XCare.net's proprietary software platform, XTiera(TM), facilitating additional customization. XTiera provides comprehensive toolkits that manage content, workflow and extend legacy applications to web-based solutions. The XML-based platform is highly extensible, with customer specified applications and templates interacting through XCare.net's proprietary modules and connecting to the legacy systems.


"This is the first truly end-to-end package of products and services that allows payers and risk-bearing provider organizations to substantially reduce the cost of their claims administration process, while simultaneously increasing service and satisfaction levels within their provider networks," stated Mark S. Rangell, Sr. Vice President of XCare.net. "We are excited to be in a position to leverage the value of XCare.net's unique combination of web-based connectivity tools, reporting capabilities and core auto-adjudication rules engine, all customized to the workflow of the client."


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In conjunction with the launch, XCare.net today also announced the acquisition of Advica Health Resources, Inc. (Advica), a management services organization with operations in Islandia, New York and Charlotte, North Carolina. Advica brings a deep knowledge of all aspects of managed care programs to XCare.net, as well as implementation expertise in the modeling of benefit plans, authorization parameters, capitation arrangements and reimbursement structures into the XCare.net auto-adjudication rules engine.

In further support of the eAdjudicator launch, XCare.net has developed a strategic partnership with Employers Mutual Inc. (EMI), a division of the Florida Physicians Insurance Corporation, to collaborate on implementation of the eAdjudicator service suite, leveraging joint experience that the organizations have developed during the past two years.

About XCare.net

XCare.net is a leading provider of strategic eBusiness portals and business-to-business Internet solutions. The company builds mission-critical Web sites using its XML-based XTiera(TM) Platform. The customized strategic Portals are tailored to enhance the customers' brand, to process high value transactions and offer innovative applications. In addition to cost savings, XCare.net facilitates revenue-generating opportunities for organizations through the strategic Portals built using the XCare.net XTiera(TM) Platform. For more information, please visit www.XCare.net (http://www.XCare.net).

About EMI

Employers Mutual, Inc., a wholly owned subsidiary of the Florida Physicians Insurance Corporation, provides customized third party administration for managed care organizations. Since 1991, with expertise in the design, development, implementation and operations of managed care networks, EMI has demonstrated a proven ability to administer diverse benefit packages and numerous provider reimbursement methodologies, helping MSOs, PHOs, IDNs and other provider-sponsored entities rapidly respond to emerging client needs. For more information, please visit www.fpic.com (http://www.fpic.com).